UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 20, 2016

Capital Southwest Corporation

(Exact name of registrant as specified in its charter)

Texas	814-00061	75-1072796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	972-233-8242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 20, 2016, the Board of Directors (the “Board”) of Capital Southwest Corporation (the “Company”) authorized a new share repurchase program for up to $10 million of its outstanding common stock. Pursuant to the repurchase program, the Company may acquire up to $10 million of its outstanding common stock at prices below its net asset value per share as reported in its then most recently published financial statements. The Company may utilize various methods to effect the repurchases, which could include open market or negotiated transactions, including through Rule 10b5-1 plans. The timing, prices, and sizes of repurchases will depend upon prevailing market prices, general economic and market conditions, and other considerations. The repurchase program will be in effect until the approved dollar amount has been used to repurchase shares or the Board amends or discontinues the plan at any time.

A copy of the press release announcing the new share repurchase program is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of Capital Southwest Corporation dated January 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2016

	By:	/s/ Michael S. Sarner

		Name:	Michael S. Sarner
		Title:	Chief Financial Officer